Numerex Corp. Contact:
Alan Catherall
770 485-2527

Investor Relations Contact:
Seth Potter
646 277-1230

Exhibit 99.1                                                                                       Press Release

For Immediate Release

Numerex Reports Third Quarter 2011 Financial Results

 Posts Year-to-date Subscription Growth of 22%,
 Third Successive Quarterly Increase in GAAP Net Earnings

ATLANTA, GA October 27, 2011—Numerex Corp (NASDAQ:NMRX), a leading provider of business services, technology, and products for the worldwide machine-to-machine (M2M) market, today announced financial results for its third quarter ended September 30, 2011.

“Numerex delivered another solid performance in the third quarter with 22% growth in its M2M subscription base and 15% growth in recurring revenues compared to the third quarter of last year. We finished the quarter with over 1.3 million subscriptions that now generate nearly $10 million in quarterly recurring revenues,” stated Stratton Nicolaides, chairperson and CEO of Numerex. “Strong demand from our channel partners for our M2M services, particularly our network and application platforms, was the main catalyst for growth. We will continue to concentrate our resources on developing and marketing our ‘network-as-a-service’ and horizontal M2M platforms, in addition to providing our cloud-based ‘software-as-a-service’ that enables M2M application deployment in nearly any vertical market.”

Financial metrics for the third quarter of 2011 include:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
M2M Recurring Revenue ($ millions)	9.8	8.6	28.3	24.7
M2M Embedded Device and Hardware Revenue	4.9	6.3	14.1	17.4
($ millions)
Gross Margin	45.4%	44.6%	44.5%	43.9%
GAAP Net earnings ($ millions)	0.6	0.7	1.2	1.0
Earnings Per Share	0.04	0.04	0.08	0.07
Non-GAAP Net Earnings before non-Cash & exceptional Items ($ millions)	1.9	1.8	4.3	4.9
New subscriptions	80,000	75,000	175,000	164,000
Total subscriptions	1,346,000	1,102,000	1,346,000	1,102,000

Mr. Nicolaides continued, “Our strategy to focus on our subscription-based platform services has successfully led to the generation of incremental recurring revenue and led to a decline in hardware revenue. As a result, revenue derived from hardware comprises a significantly lower percentage of overall revenues compared to prior years. Although we can expect future fluctuations in hardware revenue, our M2M business will continue to focus on delivering actionable “smart” information to our customers through our products and platforms. While the loss of margin from hardware revenues has negatively impacted short-term results, we believe that our highly scalable recurring revenue model creates operating leverage and thereby enhances shareholder value.”

The Company’s Financial Highlights include:

•
Increased subscriptions by 22% to 1,346,000 at the end of the third quarter of 2011, compared to 1,266,000 and 1,102,000 recorded at the end second quarter of 2011 and at the end of the third quarter of 2010, respectively.  During the third quarter of 2011, the Company added 79,000 net subscriptions, as compared to 42,000 net subscriptions added in the second quarter of 2011 and the 75,000 net subscriptions added in the third quarter of 2010.

•
Reported M2M revenues of $14.7 million in the third quarter of 2011, compared to $14.2 million in the second quarter of 2011 and $14.9 million in the third quarter of 2010.  During the quarter ended September 30, 2011, the Company reported M2M recurring revenues of $9.8 million, as compared $9.4 million in the second quarter of 2011 and $8.6 million during the third quarter of 2010.

•	Consolidated gross margin for the third quarter of 2011 was 45.4% compared to 43.8% in the second quarter of 2011 and 44.6% during the third quarter in 2010.

•	GAAP net earnings for third quarter of 2011 were $592,000 compared to $340,000 in the second quarter of 2011 and $657,000 during the third quarter of 2010.

•
Non-GAAP net earnings before non-cash charges and litigation related legal fees was $1.9 million during the third quarter of 2011 compared to $1.3 million for the second  quarter of 2011 and $1.8 million for the third quarter of  2010. A reconciliation of this measure to GAAP results has been provided in the financial table below and further discussion of this measure as compared to GAAP is included elsewhere in this press release.

	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010
	(unaudited)

Net income	$592	$340	$657

Non-cash compensation	358	237	263
Litigation related fees and settlement costs	169	-	83
Depreciation and amortization	799	766	810
Net income before non-cash items	$1,918	$1,343	$1,813

Basic earnings per common share	$0.13	$0.09	$0.12
Diluted earnings per common share	$0.12	$0.08	$0.12
Number of shares used in per share calculation
Basic	15,071	15,053	15,078
Diluted	15,612	15,844	15,382

The Company’s Operational Highlights include:

•
Named by Connected World magazine on the list of the 100 most innovative M2M technology and connected device providers (“CW 100”). Numerex's continuing presence on this prestigious international list recognizes the company's overall success and impact on the direction of the fast-paced M2M industry.

•
Launched FASTTrack Fleet™ tracking, monitoring and theft recovery platform which integrates a configurable web-based application with a variety of monitoring devices that connects via satellite or cellular.

•
Announced the introduction of the 2550 GSM Alarm Communicator with Underwriters Laboratory (UL) Listing and expanded alarm protocols for greater compatibility.  The model now carries a UL Listing for UL-1023 (Standard for Household Burglar Alarm System Units) and UL-985 (Standard for Household Fire Warning System Units).

•
Launched its new satellite-based product (Numerex Satellite FLEX™) which is a lightweight, yet rugged GPS-enabled asset tracking solution. The multi-year battery powered device with highly-reliable worldwide coverage can also be used as a wireless sensor hub to provide additional systems monitoring.

•
Developed a new partner program allowing hardware and original equipment manufacturers (OEMs) to effectively reduce the price of their smart devices, modules, and modems by embedding Numerex network technology through a credit-based program.

•	Organized a well attended international M2M conference in Atlanta, GA, in collaboration with the Georgia Institute of Technology and the Telecommunications Industry Association.

In addition, Mr. Tony Holcombe joined Numerex’s Board of Directors effective October 1, 2011. Currently, Mr. Holcombe is Vice Chairman of the Board of Directors of Syniverse, a global leader in mobile interoperability, mobile communications and mobile expertise that provides diverse roaming, messaging and network services to more than 900 mobile operators, cable and Internet providers, and enterprises in over 160 countries.

Mr. Nicolaides concluded, “Numerex is poised to benefit from the ramp-up of a number of projects previously commercialized, the on-boarding of several new customers, and a significant managed services project expected to begin this year.  As a result, we are affirming our 2011 subscription growth guidance range of 20% to 25% and recurring revenue growth range of 18% to 23%.”

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 9:00 a.m. Eastern Time. Please dial (866) 548-2699. Or if outside the U.S. and Canada, (904) 271-2009 to access the conference call at least five minutes prior to the 9:00 a.m. ET start time. A live webcast and replay of the call will also be available at http://www.numerex.com under the Investor Relations section.  An audio replay will be available via the Numerex web site beginning two hours after the call end.

About Numerex
Numerex Corp (NASDAQ: NMRX) is a leading provider of machine-to-machine (M2M) business services, technology, and products used in the development and support of M2M solutions for the enterprise and government markets worldwide. The Company offers Numerex DNA® that includes hardware and smart Devices, cellular and satellite Network services, and software Applications that are delivered through Numerex FAST® (Foundation Application Software Technology). Customers typically subscribe to device management, network, and application services through hosted platforms. Business services enable the development of efficient, reliable, and secure solutions while simplifying and speeding up deployment through streamlined processes and comprehensive integration services. Numerex is ISO 27001 information security-certified. "Machines Trust Us®" represents the Company's focus on M2M data security, service reliability, and round-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring subscription revenues; the risks that a substantial portion of revenues derived from government contracts may be terminated by the government at any time; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances and partnerships will not yield substantial revenues; changes in financial and capital markets, and the inability to raise growth capital; the inability to attain revenue and earnings growth; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statement.

-continued-

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended				Nine Months Ended
	09/30/11	09/30/10	Change	% Change	09/30/11	09/30/10	Change	% Change
Net revenues:
M2M recurring revenue	9,856	8,649	1,207	14%	28,298	24,686	3,612	15%
M2M embedded devices and hardware	4,885	6,299	(1,414)	-22%	14,062	17,360	(3,298)	-19%
Other services revenue	310	457	(147)	-32%	833	1,278	(445)	-35%
Total net revenues:	15,051	15,405	(354)	-2%	43,193	43,324	(131)	0%
Cost of M2M recurring revenue	3,979	3,307	672	20%	11,506	9,698	1,808	19%
Cost of M2M embedded devices and hardware	4,047	5,031	(984)	-20%	11,970	13,980	(2,010)	-14%
Cost of Other services cost of revenues	190	201	(11)	-5%	497	622	(125)	-20%
Gross Profit	6,835	6,866	(31)	0%	19,220	19,024	196	1%
	45.4%	44.6%			44.5%	43.9%
Sales and marketing expenses	2,137	1,744	393	23%	6,713	5,457	1,256	23%
General, administrative and legal expenses	2,304	2,673	(369)	-14%	6,772	7,586	(814)	-11%
Engineering and development expenses	809	888	(79)	-9%	1,977	2,260	(283)	-13%
Depreciation and amortization	799	810	(11)	-1%	2,340	2,542	(202)	-8%
Total operating expenses	6,049	6,115	(66)	-1%	17,802	17,845	(43)	0%
Operating earnings	786	751	35	5%	1,418	1,179	239	20%
Interest expense	(86)	(44)	(42)	95%	(134)	(62)	(72)	116%
Other income	1	9	(8)	-89%	16	(31)	47	-152%
Earnings before tax	701	716	(15)	-2%	1,300	1,086	214	20%
Provision for income tax	109	59	50	85%	138	73	65	89%
Net earnings	$592	$657	$(65)	-10%	$1,162	$1,013	$149	15%

Basic earnings per common share	$0.04	$0.04			$0.08	$0.07
Diluted earnings per common share	$0.04	$0.04			$0.07	$0.07
Number of shares used in per share calculation
Basic	15,071	15,078			15,036	15,077
Diluted	15,612	15,363			15,744	15,262

Reconciliation of Non-GAAP net income

The following table reconciles non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP). These non-GAAP financials use net earnings before non-cash items and litigation related fees as an additional measure of our operating performance.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude non-cash items and litigation related expenses that we do not believe are indicative of the ongoing operating performance of our business. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance.

The following table reconciles the specific items excluded from GAAP in the calculation of non-GAAP net earnings for the periods indicated below:

Reconciliation of non-GAAP Measures
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Net earnings (GAAP)	$592	$657	$1,162	$1,013

Non-cash compensation	358	263	795	751
Litigation related fees and settlement costs	169	83	169	613
Depreciation and amortization	799	810	2,340	2,542
Net earnings before non-cash items	$1,918	$1,813	$4,466	$4,919

Basic earnings per common share	$0.13	$0.12	$0.30	$0.33
Diluted earnings per common share	$0.12	$0.12	$0.28	$0.32
Number of shares used in per share calculation
Basic	15,071	15,078	15,036	15,077
Diluted	15,612	15,382	15,744	15,294

NUMEREX CORP.
Consolidated Balance Sheets
(In thousands)
	September 30,	December 31,
	2011	2010
	unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,915	$10,251
Restricted cash	265	265
Accounts receivable, less allowance for doubtful accounts of $609
at September 30, 2011 and $356 at December 31, 2010:	7,731	6,518
Inventory	5,958	4,820
Prepaid expenses and other current assets	1,390	1,926
TOTAL CURRENT ASSETS	25,259	23,780

Property and equipment, net	1,646	1,392
Goodwill, net	23,787	23,787
Other intangibles, net	4,185	4,741
Software, net	3,111	3,115
Other assets - long term	1,437	331
TOTAL ASSETS	$59,425	$57,146

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$6,765	$7,507
Other current liabilities	914	3,765
Note payable	1,200	-
Deferred revenues	1,637	1,864
Obligations under capital leases	352	447
TOTAL CURRENT LIABILITIES	10,868	13,583

LONG TERM LIABILITIES
Note payable - LT	4,800	-
Obligations under capital leases and other long-term liabilities	-	237
Other long term liabilities	539	608
TOTAL LONG TERM LIABILITIES	5,339	845

COMMITMENTS AND CONTINGENCIES (Note M)

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock - no par value, authorized 30,000,000, issued 16,681,381 shares at September 30, 2011 and 16,362,937 shares at December 31, 2010;
outstanding 15,119,739 shares at September 30, 2011 and 15,122,128 shares
at December 31, 2010	59,188	57,696
Class B common stock – no par value; authorized 5,000,000; none issued	-	-
Additional paid-in-capital	7,030	6,403
Treasury stock, at cost, 1,561,642 shares on September 30, 2011
and 1,240,89 shares on December 31, 2010	(8,136)	(5,239)
Accumulated other comprehensive earnings (loss)	(10)	-
Retained deficit	(14,981)	(16,142)
TOTAL SHAREHOLDERS' EQUITY	43,091	42,718
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$59,298	$57,146